UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 6-K
REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO SECTION 13a-16 OR 15d-16 OF THE
SECURITIES EXCHANGE ACT OF 1934
June 10, 2008
Commission File Number:
Nevoro Inc.
(Exact name of registrant as specified in its charter)
Suite 420
141 Adelaide Street West
Toronto, Ontario, M5H 3L5 Canada
(416)363-8238
(Address of principal executive offices)
     Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☑	Form 40-F ☐
     Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101 (b) (1).
     Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101 (b) (7).
     Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2 (b) under the Securities Exchange Act of 1934.

Yes ☐	No ☑
     If “Yes” is marked, indicate below if the file number assigned to the registrant in connection with Rule 12g3-2 (b): 82-

Item 8.01 - Other Events
Purpose of the Filing
     Nevoro Inc. (“Nevoro”), a company organized under the laws of Canada, is filing this Current Report on Form 6-K pursuant to Rule 12g-3(f) of the Securities Exchange Act of 1934, as amended (the “Act”). Under Rule 12g-3(a) of the Act, Nevoro is a “successor issuer” to Aurora Platinum Exploration Inc. (formerly Aurora Metals (BVI) Limited) (“Aurora”)), which previously filed periodic reports under the Act. As Aurora’s securities are registered under Section 12(g) of the Act, the securities of Nevoro are now deemed registered under that section and Nevoro is required to file periodic reports under the Act with the Securities and Exchange Commission.
Background and Succession Pursuant to 12(g)-3(a)
     On June 10, 2008, Nevoro, Nevoro Platinum Exploration Inc., a wholly-owned subsidiary of Nevoro, (“Subco”) and Aurora completed the business combination whereby Subco and Aurora merged and continued as one corporation with the same effect as if they were amalgamated, through a court approved statutory plan of arrangement under Section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) (the “Arrangement”). Pursuant to the Arrangement, each Aurora common share has been cancelled and the holders received for each such Aurora common share, one Nevoro common share. The terms and conditions of the Arrangement, and the exchange of securities contemplated therein, were determined by the Supreme Court of British Columbia (the “Court”) to be fair to the persons affected. The Court also issued an order approving the Arrangement pursuant to the provisions of Section 291 of the BCBCA. The Nevoro common shares issued under the Arrangement to holders of Aurora common shares were issued in reliance upon the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Section 3(a)(10) thereunder.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nevoro Inc. (Registrant)

/s/ Talya Ziv-Av

Talya Ziv-Av
Vice President Legal Affairs
and Corporate Secretary
Date: June 10, 2007